     As filed with the Securities and Exchange Commission on April 29, 2003
                          1940 Act File No. 811-07941

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM N-1A

         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                                 AMENDMENT NO. 6

                            MERRIMAC MASTER PORTFOLIO
               (Exact Name of Registrant as Specified in Charter)

  P.O. Box 501, Cardinal Avenue, George Town, Grand Cayman, Cayman Islands, BWI
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, Including Area Code: (809) 949-2001

                           Susan C. Mosher, Secretary
                            Merrimac Master Portfolio
                              200 Clarendon Street
                                Mail Code LEG 13
                           Boston, Massachusetts 02116
                     (Name and Address of Agent for Service)

                                    Copy to:
                                Philip H. Newman
                               Goodwin Procter LLP
                                 Exchange Place
                           Boston, Massachusetts 02109



                                       (i)

                            MERRIMAC MASTER PORTFOLIO

                                EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act") since such interests will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may only be made by "accredited investors" within the meaning of Regulation D under the 1933 Act which generally includes institutional investors and high net worth individuals. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

Pursuant to General Instruction B2 of Form N-1A, a registration statement filed under only the 1940 Act shall consist of the facing sheet of the Form, responses to all items of Parts A and B except Items 1, 2, 3, 5 and 9 of Part A thereof, responses to all items of Part C except Items 23(e) and (i)-(k) and the required signatures, and all other documents that are required or which the Registrant may file as part of the registration statement.

                                      (ii)

                                     PART A

                                     PART A


                                   May 1, 2003


Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph (b) of Instruction B.2. of the General Instructions to Form N-1A.

Item 4. Investment Objective, Principal Investment Strategies and Related Risks

MERRIMAC CASH PORTFOLIO

INVESTMENT OBJECTIVE

The investment objective of the Merrimac Cash Portfolio (the "Cash Portfolio") is to achieve a high level of current income consistent with preserving principal and liquidity. In view of the risks inherent in all investments in securities, there is no assurance that the Portfolio's objective will be achieved.

IMPLEMENTATION OF INVESTMENT OBJECTIVES


The Cash Portfolio is a series of the Merrimac Master Portfolio (the "Trust"), an open-end management investment company which is treated as a partnership for federal tax purposes. Opus Investment Management, Inc. ("OIM"), formerly Allmerica Asset Management, Inc., acts as sub-adviser to the Cash Portfolio and manages its investment program.

The Cash Portfolio's principal investment strategy is to invest its assets in high quality U.S. dollar-denominated, money market instruments with remaining maturities of 397 calendar days or less that in the opinion of OIM present minimal credit risk.

The Cash Portfolio may invest in the following U.S. dollar denominated instruments:

      o     asset-backed securities;
      o     certificates of deposit;
      o     commercial paper;
      o     corporate debt;
      o     municipal obligations;
      o obligations of the U.S. Government or its agencies or instrumentalities;
      o     other short-term debt securities;
      o     time deposits;
      o     U.S. Treasury bill, notes and bonds; and
      o repurchase agreements that are collateralized by the securities listed above;
      o securities of U.S. and foreign banks or thrift organizations (such as bankers' acceptances).

Further description of these securities is found in Appendix A.

The Securities and Exchange Commission (the "SEC") has set certain diversification requirements for money market funds. Generally, these requirements limit a money market fund's investments in securities

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of any issuer to no more than 5% of a fund's assets. Also, strict SEC guidelines do not permit OIM to invest, with respect to 75% of the Cash Portfolio's assets, greater than 10% of the Cash Portfolio's assets in securities issued by or subject to guarantees by the same institution. Purchases of securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities are not counted toward these limitations.

The Cash Portfolio's investments primarily consist of high-quality securities that qualify as "first-tier" securities under the SEC rules that apply to money market funds. In general, a first-tier security is defined as a security that is:

      o issued or guaranteed by the U.S. Government or any agency or instrumentality thereof;
      o rated or subject to a guarantee that is rated in the highest category for short-term securities by at least two Nationally Recognized Statistical Rating Organizations ("NRSROs"), or by one NRSRO if the security is rated by only one NRSRO;
      o unrated but issued by an issuer or guaranteed by a guarantor that has other comparable short-term obligations so rated; or
      o unrated but determined by OIM to be of comparable quality to other first-tier securities.

In addition, OIM must consider whether a particular investment presents minimal credit risk.

The current NRSROs are:

      o     Moody's Investors Service, Inc.;
      o     Standard & Poor's Ratings Group;
      o     Fitch's IBCA Investors Service; and
      o     Dominion Bond Rating Service.

If the rating of a security is downgraded after purchase, OIM will determine whether it is in the best interest of the Cash Portfolio's shareholders to continue to hold the security.

While OIM will endeavor to maintain a constant net asset value ("NAV") of $1 per share, there is no assurance that they will be able to do so. The shares are neither insured nor guaranteed by the U.S. Government. As such, the Cash Portfolio carries some risk. For example, there is always a risk that the issuer of a security held by the Cash Portfolio will fail to pay interest or principal when due. The Cash Portfolio attempts to minimize credit risk by investing only in securities rated in the highest category for short-term securities, or, if not rated, of comparable quality, at the time of purchase. Additionally, the Cash Portfolio will not purchase a security unless OIM has determined that the security presents minimal credit risk. There is also a risk that rising interest rates will cause the value of the Cash Portfolio's securities to decline. The Cash Portfolio attempts to minimize interest rate risk by limiting the maturity of each security to 397 calendar days or less and maintaining a dollar-weighted average portfolio maturity for the Cash Portfolio of 90 days or less.

In arriving at a decision to buy or sell a security, factors are balanced such as credit quality and maturity to purchase the best relative value available in the market at any given time. While rare, sell decisions are usually based on a change in credit analysis or to take advantage of an opportunity to reinvest at a higher yield.

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MERRIMAC PRIME PORTFOLIO

INVESTMENT OBJECTIVE

The investment objective of the Merrimac Prime Portfolio (the "Prime Portfolio") is to achieve a high level of current income consistent with preserving principal and liquidity. In view of the risks inherent in all investments in securities, there is no assurance that the Portfolio's objective will be achieved.

IMPLEMENTATION OF INVESTMENT OBJECTIVES

The Prime Portfolio is a series of the Merrimac Master Portfolio (the "Trust"), an open-end management investment company which is treated as a partnership for federal tax purposes. OIM acts as sub-adviser to the Prime Portfolio and manages its investment program.

The Prime Portfolio's principal investment strategy is to invest its assets in high quality U.S. dollar-denominated, money market instruments with remaining maturities of 397 calendar days or less that in the opinion of OIM present minimal credit risk.

The Prime Portfolio may invest in the following U.S. dollar denominated instruments:

      o     asset-backed securities;
      o     certificates of deposit;
      o     commercial paper;
      o     corporate debt;
      o     municipal obligations;
      o obligations of the U.S. Government or its agencies or instrumentalities;
      o     other short-term debt securities;
      o     time deposits;
      o     U.S. Treasury bill, notes and bonds; and
      o repurchase agreements that are collateralized by the securities listed above;
      o securities of U.S. and foreign banks or thrift organizations (such as bankers' acceptances).

Further description of these securities is found in Appendix A.

The Securities and Exchange Commission (the "SEC") has set certain diversification requirements for money market funds. Generally, these requirements limit a money market fund's investments in securities of any issuer to no more than 5% of a fund's assets. Also, strict SEC guidelines do not permit OIM to invest, with respect to 75% of the Prime Portfolio's assets, greater than 10% of the Prime Portfolio's assets in securities issued by or subject to guarantees by the same institution. Purchases of securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities are not counted toward these limitations.

The Prime Portfolio's investments primarily consist of high-quality securities that qualify as "first-tier" securities under the SEC rules that apply to money market funds. In general, a first-tier security is defined as a security that is:

      o issued or guaranteed by the U.S. Government or any agency or instrumentality thereof;
      o rated or subject to a guarantee that is rated in the highest category for short-term securities by at least two Nationally Recognized Statistical Rating Organizations ("NRSROs"), or by one NRSRO if the security is rated by only one NRSRO;
      o unrated but issued by an issuer or guaranteed by a guarantor that has other comparable short-term obligations so rated; or
      o unrated but determined by OIM to be of comparable quality to other first-tier securities.

In addition, OIM must consider whether a particular investment presents minimal credit risk.

The current NRSROs are:

      o     Moody's Investors Service, Inc.;
      o     Standard & Poor's Ratings Group;
      o     Fitch's IBCA Investors Service; and
      o     Dominion Bond Rating Service.

If the rating of a security is downgraded after purchase, OIM will determine whether it is in the best interest of the Prime Portfolio's shareholders to continue to hold the security.

While OIM will endeavor to maintain a constant net asset value ("NAV") of $1 per share, there is no assurance that they will be able to do so. The shares are neither insured nor guaranteed by the U.S. Government. As such, the Prime Portfolio carries some risk. For example, there is always a risk that the issuer of a security held by the Prime Portfolio will fail to pay interest or principal when due. The Prime Portfolio attempts to minimize credit risk by investing only in securities rated in the highest category for short-term securities, or, if not rated, of comparable quality, at the time of purchase. Additionally, the Prime Portfolio will not purchase a security unless OIM has determined that the security presents minimal credit risk. There is also a risk that rising interest rates will cause the value of the Prime Portfolio's securities to decline. The Prime Portfolio attempts to minimize interest rate risk by limiting the maturity of each security to 397 calendar days or less and maintaining a dollar-weighted average portfolio maturity for the Prime Portfolio of 60 days or less.

In arriving at a decision to buy or sell a security, factors are balanced such as credit quality and maturity to purchase the best relative value available in the market at any given time. While rare, sell decisions are usually based on a change in credit analysis or to take advantage of an opportunity to reinvest at a higher yield.

MERRIMAC TREASURY PORTFOLIO

INVESTMENT OBJECTIVE

The investment objective of the Merrimac Treasury Portfolio (the "Treasury Portfolio") is to achieve a high level of current income consistent with preserving principal and liquidity. In view of the risks inherent in all investments in securities, there is no assurance that the Treasury Portfolio's objective will be achieved.

IMPLEMENTATION OF INVESTMENT OBJECTIVES

The Treasury Portfolio is a series of the Trust, an open-end management investment company which is treated as a partnership for federal tax purposes. M&I Investment Management Corp. ("M&I") acts as sub-adviser to the Treasury Portfolio and manages its investment program.


The Treasury Portfolio's principal investment strategy is to invest its assets in U.S. Treasury securities with maturities of 397 calendar days or less.

The Treasury Portfolio will invest exclusively in direct obligations of the U.S. Treasury (U.S. Treasury bills, notes and bonds) and other mutual funds that invest exclusively in such instruments, subject to regulatory limitations.

Under Federal law, the income derived from obligations issued by the U.S. Treasury is exempt from state income taxes. All states that tax personal income permit mutual funds to pass through this tax exemption to shareholders, assuming appropriate state imposed threshold limits have been met. To maximize tax-effective yield for shareholders, under normal circumstances, the Treasury Portfolio will only invest in obligations that qualify for the exemption from state taxation.

The Treasury Portfolio intends to review changes in the applicable laws, rules and regulations governing eligible investments for federally chartered credit unions, and to take such action as may be necessary so that its investments qualify as eligible investments under the Federal Credit Union Act and the regulations thereunder.

While M&I will endeavor to maintain a constant NAV of $1 per share, there is no assurance that they will be able to do so. The shares are neither insured nor guaranteed by the U.S. Government. As such, the Treasury Portfolio carries some risk. There is a risk that rising interest rates will cause the value of the Treasury Portfolio's securities to decline. M&I attempts to minimize this risk by limiting the maturity of each security to 397 calendar days or less and maintaining a dollar-weighted average portfolio maturity for the Treasury Portfolio of 60 days or less.

In arriving at a decision to buy or sell a security, factors are balanced such as the Treasury Portfolio's objective of maximizing current income while maintaining safety and liquidity. M&I evaluates the treasury securities market daily to determine how to provide the most value to the Treasury Portfolio.

MERRIMAC TREASURY PLUS PORTFOLIO

INVESTMENT OBJECTIVE

The investment objective of the Merrimac Treasury Plus Portfolio (the "Treasury Plus Portfolio") is to achieve a high level of current income consistent with preserving principal and liquidity. In view of the risks inherent in all investments in securities, there is no assurance that the Treasury Plus Portfolio's objective will be achieved.

IMPLEMENTATION OF INVESTMENT OBJECTIVES

The Treasury Plus Portfolio is a series of the Trust, an open-end management investment company which is treated as a partnership for federal tax purposes. M&I acts as sub-adviser to the Treasury Plus Portfolio and manages its investment program.


The Treasury Plus Portfolio's principal investment strategy is to invest its assets in high-quality, U.S. dollar-denominated Treasury securities with maturities of 397 calendar days or less.

Under normal circumstances, the Treasury Plus Portfolio will invest at least 80% its net assets in direct obligations of the U.S. Treasury (U.S. Treasury bills, notes and bonds) and in repurchase agreements collateralized by these instruments. It may invest the remaining of assets in securities issued or guaranteed by the U.S. Government or its agencies or in repurchase agreements collateralized by these instruments. Further description of these securities is found in Appendix A.

The Treasury Plus Portfolio intends to review changes in the applicable laws, rules and regulations governing eligible investments for federally chartered credit unions, and to take such action as may be necessary so that its investments qualify as eligible investments under the Federal Credit Union Act and the regulations thereunder.

While M&I will endeavor to maintain a constant NAV of $1 per share, there is no assurance that they will be able to do so. The shares are neither insured nor guaranteed by the U.S. Government. As such, the Treasury Plus Portfolio carries some risk. There is a risk that rising interest rates will cause the value of the Treasury Plus Portfolio's securities to decline. M&I attempts to minimize interest rate risk by limiting the maturity of each security to 397 calendar days or less and maintaining a dollar-weighted average portfolio maturity for the Treasury Plus Portfolio of 60 days or less.

In arriving at a decision to buy or sell a security, factors are balanced such as the Treasury Plus Portfolio's objective of maximizing current income while maintaining safety and liquidity. M&I evaluates the government securities market compared to the repurchase agreement market to determine which provides the most value to the Treasury Plus Portfolio.


MERRIMAC U.S. GOVERNMENT PORTFOLIO

INVESTMENT OBJECTIVE

The investment objective of the Merrimac U.S. Government Portfolio (the "U.S. Government Portfolio") is to achieve a high level of current income consistent with preserving principal and liquidity. In view of the risks inherent in all investments in securities, there is no assurance that the U.S. Government Portfolio's objective will be achieved.

IMPLEMENTATION OF INVESTMENT OBJECTIVES


The U.S. Government Portfolio is a series of the Trust, an open-end management investment company which is treated as a partnership for federal tax purposes. OIM acts as sub-adviser to the U.S. Government Portfolio and manages its investment program.

The U.S. Government Portfolio's principal investment strategy is to invest its assets in high-quality, U.S. dollar-denominated money market instruments with maturities of 397 calendar days or less.

Under normal circumstances, the Portfolio will invest at least 80% of its net assets in securities issued or guaranteed as to principal and interest by the U.S. Government or its agencies or instrumentalities and repurchase agreements collateralized by these instruments. Further description of these securities is found in Appendix A.

The U.S. Government Portfolio intends to review changes in the applicable laws, rules and regulations governing eligible investments for federally chartered credit unions, and to take such action as may be necessary so that its investments qualify as eligible investments under the Federal Credit Union Act and the regulations thereunder.

While OIM will endeavor to maintain a constant NAV of $1 per share, there is no assurance that they will be able to do so. The shares are neither insured nor guaranteed by the U.S. Government. As such, the U.S. Government Portfolio carries some risk. There is a risk that rising interest rates will cause the value of the U.S. Government Portfolio's securities to decline. OIM attempts to minimize interest rate risk by limiting the maturity of each security to 397 calendar days or less and maintaining a dollar-weighted average portfolio maturity for the U.S. Government Portfolio of 90 days or less.

In arriving at a decision to buy or sell a security, factors are balanced such as the U.S. Government Portfolio's objective of maximizing current income while maintaining safety and liquidity. OIM evaluates the government securities market compared to the repurchase agreement market to determine which provides the most value to the U.S. Government Portfolio.

MERRIMAC MUNICIPAL PORTFOLIO

INVESTMENT OBJECTIVE

The investment objective of the Merrimac Municipal Portfolio (the "Municipal Portfolio") is to preserve principal and liquidity while providing current income exempt from Federal income tax. In view of the risks inherent in all investments in securities, there is no assurance that the Municipal Portfolio's objective will be achieved.

IMPLEMENTATION OF INVESTMENT OBJECTIVES

The Municipal Portfolio is a series of the Trust, an open-end management investment company which is treated as a partnership for federal tax purposes. ABN AMRO ("ABN AMRO") acts as sub-adviser to the Municipal Portfolio and manages its investment program.

The Municipal Portfolio's principal investment strategy is to invest in high quality U.S. dollar-denominated money market instruments issued by states, municipalities and other issuers with maturities of 397 calendar days or less.

The Municipal Portfolio will invest at least 80% of its net assets in securities that pay income exempt from Federal income tax. These issuers may be located in any state, territory or possession of the U.S. or the District of Columbia. ABN AMRO emphasizes particular sectors of the municipal money market that it expects will outperform the market as a whole. Further description of the types of securities in which the Portfolio can invest is found in Appendix A.

While ABN AMRO will endeavor to maintain a constant NAV of $1 per share, there is no assurance that they will be able to do so. The shares are neither insured nor guaranteed by the U.S. Government. As such the Municipal Portfolio carries some risk. There is a risk that rising interest rates will cause the value of the Municipal Portfolio's securities to decline. ABN AMRO attempts to minimize interest rate risk by limiting the maturity of each security to 397 calendar days or less. Declining interest rates may subject the Municipal Portfolio to the risk that the issuer of the security will exercise its right to prepay principal earlier than scheduled, forcing the Portfolio to reinvest in lower yielding securities. Additionally, since the Municipal Portfolio may invest more than 25% if its assets in municipal instruments the interest upon which is paid solely from revenues of similar projects or in industrial development bonds, it may be more sensitive to an adverse economic, business or political development.

The Municipal Portfolio may take a temporary defensive position when ABN AMRO determines that market conditions warrant. During these times the Municipal Portfolio may be not pursuing its investment goals or achieving its investment objective and may have up to 100% of its assets in cash or money market instruments that produce Federally taxable income.

In arriving at a decision to buy or sell a security, factors are balanced such as the Municipal Portfolio's objective of preserving principal while maintaining safety and liquidity. ABN AMRO structures the Municipal Portfolio based on its outlook on interest rates, market conditions, and liquidity needs. ABN AMRO monitors the Municipal Portfolio for credit quality changes and adjusts maturities in anticipation of change in interest rates. Important factors include an assessment of Federal Reserve policy and an analysis of the yield curve.

Item 6. Management, Organization and Capital Structure

MANAGEMENT

Investment Adviser


The Cash Portfolio, the Prime Portfolio, the Treasury Portfolio, the Treasury Plus Portfolio the U.S. Government Portfolio and the Municipal Portfolio (each a "Portfolio" and collectively, the "Portfolios") have each retained the services of Investors Bank & Trust Company - Advisory Division (the "Adviser") as investment adviser. The Adviser continuously reviews and supervises each Portfolio's investment program. The Adviser discharges its responsibilities subject to the supervision of, and policies established by the Board of Trustees. The Adviser's business address is 200 Clarendon Street, Boston, Massachusetts 02116. The Adviser began acting as an investment adviser at the commencement of operations of the Cash Portfolio (November 21, 1996). The Portfolios each pay the Adviser a unitary fee for services as Investment Adviser, Administrator, Custodian, Fund Accountant and Transfer Agent. The fee is computed at an annual rate of 0.17% of average net assets of each such Portfolio.


The Adviser and sub-advisers may pay out of their respective fees a transaction, service, administrative, or other similar fee charged by a financial intermediary, or other financial representative with respect to the purchase or sale of shares of each Fund. The financial intermediaries also may impose requirements on the purchase or sale of shares that are different from or in addition to, those imposed by each Fund, including requirements as to the minimum initial and subsequent investment amounts.


The Adviser acts as a "manager of managers" for the Portfolios, and supervises adherence by the sub-advisers of each Portfolio's investment policies and guidelines. The Adviser also recommends the appointment of additional or replacement sub-advisers to the Portfolios' Board of Trustees. The Adviser, the Portfolios and the Funds have jointly received exemptive relief from the SEC to permit the Adviser and the Portfolios to add or terminate sub-advisers without shareholder approval.


Investment Sub-advisers


OIM serves as investment sub-adviser to the Cash Portfolio, the Prime Portfolio and the U.S. Government Portfolio. OIM manages the portfolios, selects investments and places all orders for the purchase and sale of the securities, subject to the general supervision of, and policies established by the Board of Trustees and the Adviser. The business address of OIM is 440 Lincoln Street, Worcester, Massachusetts 01653. OIM has been providing investment advisory services since it was established in 1993 as an indirect, wholly owned subsidiary of Allmerica Financial Corporation.

M&I serves as investment sub-adviser to the Treasury Portfolio and the Treasury Plus Portfolio. M&I manages the portfolios, selects investments and places all orders for the purchase and sale of the securities, subject to the general supervision of, and policies established by the Board of Trustees and the Adviser. The business address of M&I is 1000 North Water Street, Milwaukee, Wisconsin 53202. M&I has been providing investment advisory services since it was established in 1973 as a first tier wholly-owned subsidiary of Marshall & Isley Corporation, a publicly held bank holding company.

ABN AMRO serves as investment sub-adviser to the Municipal Portfolio. ABN AMRO manages the portfolio, selects investments and places all orders for the purchase and sale of the securities, subject to the general supervision of, and policies established by the Board of Trustees and the Adviser. The business address of ABN AMRO is 161 North Clark Street, Chicago, IL 60601. ABN AMRO has been providing investment advisory services since it was established in 1991 and is an indirect wholly owned subsidiary of ABN AMRO Bank N.V. ABN AMRO manages assets for individuals and institutions, including corporations, unions, governments, insurance companies, charitable organizations and investment companies.


Each sub-adviser receives a fee from the Adviser (and not from each Portfolio) for its services.

Item 7. Shareholder Information

PRICING OF PORTFOLIO INTERESTS


An investment in any Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received by the Portfolio. The net asset value of a Portfolio is determined on each business day. Securities are valued at amortized cost, which the Trustees of the Portfolios have determined in good faith constitutes fair value for the purposes of complying with the 1940 Act. A Business Day is any day on which both the New York Stock Exchange and the New York Federal Reserve Bank are open and any other day on which the Trust elects to accept offers for the purchase and redemption of shares. This valuation method will continue to be used until such time as the Trustees of the Portfolios determine that it does not constitute fair value for such purposes.


PURCHASE OF PORTFOLIO INTERESTS

Beneficial interests in each Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in each Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Portfolios. However, since the Portfolios intend to be as fully invested at all times as is reasonably practicable in order to enhance the yield on their assets, investments must be made in federal funds (i.e., monies credited to the account of a Portfolio's custodian bank by a Federal Reserve Bank).

Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.


Shares of the U.S. Government Portfolio, the Treasury Portfolio and the Treasury Plus Portfolio are intended to qualify as eligible investments for federally chartered credit unions pursuant to Sections 107(7), 107(8), 107(15) of the Federal Credit Union Act, Parts 703 and 704.5(f) of the National Credit Union Administration ("NCUA") Rules and Regulations and NCUA Letter Number 155. The portfolios intend to review changes in the applicable laws, rules and regulations governing eligible investments for federally chartered credit unions, and to take such action as may be necessary so that the investments of the funds qualify as eligible investments under the Federal Credit Union Act and the regulations thereunder.

REDEMPTION OF PORTFOLIO INTERESTS

Shares of a Portfolio are not registered under the 1933 Act and are sold in reliance upon an exemption from registration. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. However, shares may be redeemed on any Business Day.


Item 8. Distribution Arrangements

Investments in the Portfolios are not subject to any sales load or redemption fee. Assets of the Portfolios are not subject to a Rule 126-1 fee.


MASTER FEEDER FUNDS


"Feeder" funds invest exclusively in their corresponding "master" portfolios with identical investment objectives. Each of the Portfolios is a "master" portfolio. A master portfolio may accept investments from multiple feeder funds, which bear the master portfolio's expenses in proportion to their assets.


Each feeder fund and its master portfolio expect to maintain consistent investment objectives, but if they do not, a fund will withdraw from the master portfolio, receiving either cash or securities in exchange for its interest in the master portfolio. The trustees of the trust of a feeder fund would then consider whether a fund should hire its own investment adviser, invest in a different portfolio, or take other action.

                                   APPENDIX A


Asset-Backed Securities. The Cash Portfolio and the Prime Portfolio also may invest in asset-backed securities, which consist of securities secured by company receivables, home equity loans, truck and auto loans, leases, credit card receivables and other securities backed by other types of receivables or other assets. Credit support for asset-backed securities may be based on the underlying assets and/or provided through credit enhancements such as letters of credit, insurance bonds, limited issuer guarantees, senior-subordinated structures and over collateralization. Asset-backed securities are normally traded over-the-counter and typically have a short-intermediate maturity structure depending on the paydown characteristics of the underlying financial assets which are passed through to the security holder. Asset-backed securities may be subject to prepayment risk, particularly in a period of declining interest rates. Prepayments, which occur when unscheduled payments are made on the underlying debt instruments, may shorten the effective maturities of these securities and may lower their total returns. Asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets and there is the possibility that recoveries on repossessed collateral may not be available to support payments on these securities. There is no limit on the extent to which the Portfolios may invest in asset-backed securities; however, the Portfolios will only invest in asset-backed securities that carry a rating in the highest category from at least two NRSROs.

Commercial Paper. The Cash Portfolio and the Prime Portfolio may invest in commercial paper, which is the term used to designate unsecured short-term promissory notes issued by corporations and other entities. The Portfolios may invest in commercial paper with maturities which vary from a few days to nine months. The Portfolios may also purchase U.S. dollar-denominated commercial paper of a foreign issuer rated in the highest or second highest rating categories by at least two NRSROs.

Corporate Debt Obligations. Subject to its respective credit quality and maturity limitations, the Cash Portfolio and the Prime Portfolio may invest in corporate bonds, including obligations of industrial, utility, banking and other financial issuers. Corporate bonds are subject to the risk of an issuer's inability to meet principal and interest payments and may also be subject to price volatility due to such factors as market interest rates, market perception of the credit worthiness of the issuer and general market liquidity.

Eurodollar and Yankee Dollar Investments. The Cash Portfolio and the Prime Portfolio may invest in Eurodollar and Yankee Dollar instruments. Eurodollar instruments are bonds of foreign corporate and government issuers that pay interest and principal in U.S. dollars held in banks outside the United States, primarily in Europe. Yankee Dollar instruments are U.S. dollar denominated bonds typically issued in the U.S. by foreign governments and their agencies and foreign banks and corporations. The Portfolios may invest in Eurodollar Certificates of Deposit ("ECDs"), Eurodollar Time Deposits ("ETDs") and Yankee Certificates of Deposit ("Yankee CDs"). ECDs are U.S. dollar-denominated certificates of deposit issued by foreign branches of domestic banks; ETDs are U.S. dollar-denominated deposits in a foreign branch of a U.S. bank or in a foreign bank; and Yankee CDs are U.S. dollar-denominated certificates of deposit issued by a U.S. branch of a foreign bank and held in the U.S. These investments involve risks that are different from investments in securities issued by U.S. issuers, including potential unfavorable political and economic developments, foreign withholding or other taxes, seizure of foreign deposits, currency controls, interest limitations or other governmental restrictions which might affect payment of principal or interest.

Municipal Securities. The Municipal Portfolio may invest in Municipal Securities. Municipal Securities are issued by or on behalf of states, territories and possessions of the U.S. and their political subdivisions, agencies and instrumentalities to obtain funds for various public purposes. The interest on these obligations is generally exempt from federal income tax in the hands of most investors, except for the possible applicability of the alternative minimum tax. The two principal classifications of municipal securities are "notes" and "bonds." Municipal notes are generally used to provide for short-term capital needs and generally have maturities of one year or less. Municipal notes include general obligation notes, project notes, tax anticipation notes, revenue anticipation notes, bond anticipation notes, and construction loan notes and tax-exempt commercial paper. Municipal bonds, which meet longer term capital needs and generally have maturities of more than one year when issued, have three principal classifications: general obligation bonds, revenue bonds and private activity bonds.

Repurchase Agreements. The Cash Portfolio, the Prime Portfolio, the Treasury Plus Portfolio and the U.S. Government Portfolio each may enter into repurchase agreements, which are agreements by which a person obtains a security and simultaneously commits to return the security to the seller at an agreed upon price (including principal and interest) on an agreed upon date within a number of days from the date of purchase. In substance, a repurchase agreement is a loan by the Portfolio collateralized with securities. The lending Portfolio's Custodian or its agent will hold the security as collateral for the repurchase agreement. All repurchase transactions must be collateralized initially at a value at least equal to 102% of the repurchase price and counterparties are required to deliver additional collateral in the event the market value of the collateral falls below 100%. The Portfolios bear the risk of loss in the event the other party defaults on its obligations and the Portfolio is delayed or prevented from its right to dispose of the collateral securities or if the Portfolio realizes a loss on the sale of the collateral securities. Each Portfolio will enter into repurchase agreements with financial institutions deemed to present minimal risk of bankruptcy during the term of the agreement based on guidelines established and periodically reviewed by the Trustees. Each Portfolio will not invest more than 10% of its net assets in repurchase agreements maturing in more than seven days because such agreements would be considered "illiquid securities."

Restricted and Illiquid Securities. Each Portfolio may invest up to 10% of its net assets in illiquid securities. Illiquid securities are those that are not readily marketable, repurchase agreements maturing in more than seven days and certain restricted securities. In addition, the Cash Portfolio and the Prime Portfolio may invest in time deposits with a notice or demand period of more than seven days. Based upon continuing review of the trading markets for a specific restricted security, the security may be determined to be eligible for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 and, therefore, to be liquid. Also, certain illiquid securities may be determined to be liquid if they are found to satisfy certain relevant liquidity requirements. The Board of Trustees of the Trust have adopted guidelines and delegated to each Portfolio's investment adviser or sub-adviser, as applicable, the daily function of determining and monitoring the liquidity of portfolio securities, including restricted and illiquid securities. Each Portfolio's Board of Trustees, however, retains oversight and is ultimately responsible for such determinations. The purchase price and subsequent valuation of illiquid securities normally reflect a discount, which may be significant, from the market price of comparable securities for which a liquid market exists.


Variable and Floating Rate Instruments. Certain of the obligations purchased by each Portfolio may carry variable or floating rates of interest and may include variable rate master demand notes. A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Variable and floating rate instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. There may be no active secondary market with respect to a particular variable or floating rate instrument. Nevertheless, the periodic readjustments of their interest rates tend to assure that their value to a Portfolio will approximate their par value. Further, some of the demand instruments purchased by a Portfolio derive their liquidity from the ability of the holder to demand repayment from the issuer or from a third party providing credit support. The creditworthiness of issuers of variable and floating rate instruments and their ability to repay principal and interest will be continuously monitored by each Portfolio's investment adviser or sub-adviser.


Zero Coupon and Deferred Payment Securities. The Cash Portfolio and the Prime Portfolio may invest in zero coupon and deferred payment securities. Zero coupon securities are securities sold at a discount to par value and on which interest payments are not made during the life of the security. Upon maturity, the holder is entitled to receive the par value of the security. A Portfolio is required to accrue income with respect to these securities prior to the receipt of cash payments. Because the Portfolios will distribute their share of this accrued income to shareholders, to the extent that the shareholders and shareholders elect to receive dividends in cash rather than reinvesting such dividends in additional shares, the Portfolios will have fewer assets with which to purchase income producing securities. Deferred payment securities are securities that remain zero coupon securities until a predetermined date, at which time the stated coupon rate becomes effective and interest becomes payable at regular intervals.

ITEM 10. COVER PAGE AND TABLE OF CONTENTS

                            MERRIMAC MASTER PORTFOLIO
                             Merrimac Cash Portfolio

                            Merrimac Prime Portfolio

                           Merrimac Treasury Portfolio
                        Merrimac Treasury Plus Portfolio
                       Merrimac U.S. Government Portfolio
                          Merrimac Municipal Portfolio

                                     PART B

                       STATEMENT OF ADDITIONAL INFORMATION


                                   May 1, 2003

This Statement of Additional Information ("SAI") is not a Prospectus and is only authorized for distribution when preceded or accompanied by the Merrimac Master Portfolio's (the "Trust") current Prospectus dated May 1, 2003. Financial Statements are incorporated by reference into this SAI from the Trust's most recent Annual Report. This SAI supplements and should be read in conjunction with the Prospectus, a copy of which may be obtained without charge by calling the Trust at 1-888-637-7622 or writing the Trust at 200 Clarendon Street, Boston, Massachusetts 02116. This SAI is not an offer of any portfolio for which an investor has not received a Prospectus.


Information about the Portfolios' (including the SAI) may be reviewed and copied at the SEC's Public Reference Room in Washington, D.C., or you may obtain copies, upon payment of a duplicating fee, by writing to the Public Reference Room of the SEC, Washington, D.C. 20549-0102 or by electronic request at the following E-mail address: publicinfo@sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 202-942-8090. Reports and other information about the Trust may be obtained on the Commission's Internet site at http://www.sec.gov.

                                TABLE OF CONTENTS


                                           Page                                            Page
Portfolio History                            2        Capital Stock and Other Securities    15

Description of the Portfolios, Their         2        Purchase, Redemption and Valuation    15
        Investments and Risks                             of Shares

Management of the Trust                      7        Taxation of the Trust                 16

Control Persons and Principal Holders       11        Calculation of Performance Data       16
       Of Securities

Investment Advisory and Other Services      12        Financial Statements                  16

Brokerage Allocation and Other              14        Appendix                              17
        Practices

ITEM 11. PORTFOLIO HISTORY


The Merrimac Master Portfolio (the "Trust") is composed of six series: Merrimac Cash Portfolio ("Cash Portfolio"), Merrimac Prime Portfolio ("Prime Portfolio"), Merrimac Treasury Portfolio ("Treasury Portfolio"), Merrimac Treasury Plus Portfolio ("Treasury Plus Portfolio"), Merrimac U.S. Government Portfolio ("U.S. Government Portfolio") and Merrimac Municipal Portfolio (Municipal Portfolio) (each, a "Portfolio" and collectively, the "Portfolios").

The Trust is a common law trust organized under the laws of the State of New York pursuant to a Declaration of Trust dated October 30, 1996 and amended February 6, 1997, October 26, 1998, March 15, 1999, February 23, 2001 and November 7, 2002.


ITEM 12. DESCRIPTION OF THE PORTFOLIOS, THEIR INVESTMENTS AND RISKS

Classification

Each Portfolio is a diversified open-end, management investment company under the 1940 Act and a separate series of the Trust.

Investment Strategies and Risks

Maturity and Duration. Duration of an individual portfolio security is a measure of the security's price sensitivity taking into account expected cash flow and prepayments under a wide range of interest rate scenarios. In computing the duration a Portfolio will have to estimate the duration of obligations that are subject to prepayment or redemption by the issuer taking into account the influences of interest rates on prepayments and coupon flows.

Each of the Portfolios has a policy of investing in instruments with maturities of 397 days or less. For purposes of complying with this policy, each Portfolio will determine the maturity of an instrument in accordance with the requirements of Rule 2a-7 under the 1940 Act. Rule 2a-7 permits each Portfolio to shorten the maturity of a particular instrument in circumstances in which the instrument is subject to certain types of demand features or interest-rate-reset provisions. The Municipal Portfolio may take a temporary defensive position when its Sub-adviser determines that market conditions warrant. During these times the Fund may not be pursuing its investment goals or achieving its investment objective and may have up to 100% of its assets in cash or money market instruments that produce Federally taxable income.


Bankers' Acceptances. The Cash Portfolio and the Prime Portfolio may invest in bankers' acceptances which are bills of exchange or time drafts drawn on and accepted by a commercial bank. They are used by corporations to finance the shipment and storage of goods and to furnish dollar exchange. Maturities are generally six months or less.

Certificates of Deposit. The Cash Portfolio and the Prime Portfolio also may invest in certificates of deposit ("CDs"), which are negotiable interest bearing instruments with a specific maturity. CDs are issued by banks and thrift institutions in exchange for the deposit of funds and normally can be traded in the secondary market prior to maturity.

Extendible Commercial Notes ("ECNs"). The Cash Portfolio and the Prime Portfolio may invest in ECNs. ECNs are short-term (90 days or less) securities that automatically extend to a 390-day maximum maturity if the issuer does not redeem the ECNs on the Initial Redemption Date (the equivalent of a commercial paper maturity). The extension feature substitutes for bank back-up. Investors receive a premium for giving the issuer the option to extend the maturity. However, investors receive a sizable additional premium if the maturity is extended. ECNs carry the same credit rating(s) as the issuer's commercial paper.

Funding Agreements. The Cash Portfolio and the Prime Portfolio may invest in funding agreements. A funding agreement is, in substance, an obligation of indebtedness negotiated privately between an investor and an insurance company. Funding agreements often have maturity-shortening features, such as an unconditional put, that permit the investor to require the insurance company to return the principal amount of the funding agreement, together with accrued interest, within one year or less. Most funding agreements are not transferable by the investor and, therefore, are illiquid, except to the extent the funding agreement is subject to a demand feature of seven days or less. An insurance company may be subject to special protections under state insurance laws, which protections may impair the ability of the investor to require prompt performance by the insurance company of its payment obligations under the funding agreement.


Investment Companies. The Portfolios may invest in the securities of other investment companies to the extent allowed by law. Under the 1940 Act, each Portfolio's investment in investment companies is limited to, subject to certain exception, (i) 3% of the total outstanding voting stock of any one investment company, (ii) 5% of the Portfolio's total assets with respect to any one investment company and (iii) 10% of the Portfolio's total assets of investment companies in the aggregate.

ABN AMRO Asset Management (USA) LLC ("ABN AMRO") is sub-adviser to the Municipal Portfolio. ABN AMRO through its affiliates has received an exemptive order from the Securities and Exchange Commission ("SEC") to permit the funds which it manages, including the Municipal Portfolio, to invest in shares of money market funds affiliated with ABN AMRO. Pursuant to this order, the Municipal Portfolio is permitted to invest in shares of money market funds affiliated with ABN AMRO for cash management purposes, provided that the ABN AMRO and any of its affiliates waive management fees and other expense with respect to fund assets invested therein.


Loan Participations. The Cash Portfolio and the Prime Portfolio may invest in loan participations, which represent a participation in a corporate loan of a commercial bank. Such loans must be to corporations in whose obligations the Portfolios may invest. Since the issuing bank does not guarantee the participations in any way, they are subject to the credit risks generally associated with the underlying corporate borrower. It may be necessary under the terms of the loan participation for the Portfolios to assert through the issuing bank such rights as may exist against the corporate borrower, in the event the underlying corporate borrower fails to pay principal and interest when due. In such circumstances, the Portfolios may be subject to delays, expenses and risks that are greater than if the Portfolios had purchased a direct obligation (such as commercial paper) of such borrower. Further, under the terms of the loan participation, the Portfolios may be regarded as a creditor of the issuing bank (rather than the underlying corporate borrower), so that the Portfolios may also be subject to the risk that the issuing bank may become insolvent. The secondary market for loan participations is extremely limited, and therefore loan participations purchased by the Portfolios are generally regarded as illiquid.

MUNICIPAL SECURITIES. The Municipal Portfolio may invest in municipal securities. Municipal securities consist of (i) debt obligations issued by or on behalf of public authorities to obtain funds to be used for various public facilities, for refunding outstanding obligations, for general operating expenses, and for lending such funds to other public institutions and facilities, and (ii) certain private activity and industrial development bonds issued by or on behalf of public authorities to obtain funds to provide for the construction, equipment, repair, or improvement of privately operated facilities. Municipal securities include both municipal notes and municipal bonds.

Municipal notes include general obligation notes, project notes, tax anticipation notes, revenue anticipation notes, bond anticipation notes, and construction loan notes and tax-exempt commercial paper. Municipal notes generally are used to provide for short-term capital needs and usually have maturities of one year or less. Project notes, which carry a U.S. government guarantee, are issued by public bodies (called "local issuing agencies") created under the laws of a state, territory, or U.S. possession. They have maturities that range up to one year from the date of issuance. Project notes are backed by an agreement between the local issuing agency and the Federal Department of Housing and Urban Development. These notes provide financing for a wide range of financial assistance programs for housing, redevelopment, and related needs (such as low-income housing programs and renewal programs). Tax anticipation notes are issued to finance working capital needs of municipalities. Generally, they are issued in anticipation of various seasonal tax revenues, such as income, sales, use and business taxes, and are payable from these specific future taxes. Revenue anticipation notes are issued in expectation of receipt of other types of revenues, such as Federal revenues available under the Federal Revenue Sharing Programs. Bond anticipation notes are issued to provide interim financing until long-term financing can be arranged. In most cases, the long-term bonds then provide the money for the repayment of the notes. Construction loan notes are sold to provide construction financing. After successful completion and acceptance, many projects receive permanent financing through the Federal Housing Administration under Fannie Mae or Ginnie Mae. Tax-exempt commercial paper is a short-term obligation with a stated maturity of 365 days or less. It is issued by agencies of state and local governments to finance seasonal working capital needs or as short-term financing in anticipation of longer term financing.

Municipal Bonds, which meet longer term capital needs and generally have maturities of more than one year when issued, have three principal classifications: general obligation bonds, revenue bonds and private activity bonds. General obligation bonds are backed by the taxing power of the issuing municipality. Revenue bonds are backed by the revenues of a project or facility; tolls from a toll bridge for example. The payment of principal and interest on private activity and industrial development bonds generally is dependent solely on the ability of the facility's user to meet its financial obligations and the pledge, if any, of real and personal property so financed as security for such payment


Repurchase Agreements. Each Portfolio except the Treasury Portfolio and the Municipal Portfolio may invest in repurchase agreements. A repurchase agreement is an agreement under which a Portfolio acquires money market instruments (generally U.S. Government Securities) from a commercial bank, broker or dealer, subject to resale to the seller at an agreed-upon price and date (normally the next business day). The resale price reflects an agreed-upon interest rate effective for the period the instruments are held by a Portfolio and is unrelated to the interest rate on the instruments. The instruments acquired by a Portfolio (including accrued interest) must have an aggregate market value in excess of the resale price and will be held by the custodian bank for the Portfolio until they are repurchased. The Board of Trustees of the Portfolio Trust will monitor the standards that the investment adviser or sub-adviser will use in reviewing the creditworthiness of any party to a repurchase agreement with a Portfolio. See "Investment Advisory Services" for information regarding the investment adviser and sub-adviser.

The use of repurchase agreements involves certain risks. For example, if the seller defaults on its obligation to repurchase the instruments acquired by a Portfolio at a time when their market value has declined, a Portfolio may incur a loss. If the seller becomes insolvent or subject to liquidation or reorganization under bankruptcy or other laws, a court may determine that the instruments acquired by a Portfolio are collateral for a loan by a Portfolio and therefore are subject to sale by the trustee in bankruptcy. Finally, it is possible that a Portfolio may not be able to substantiate its interest in the instruments it acquires. It is expected that these risks can be controlled through careful documentation and monitoring.

Reverse Repurchase Agreements. The Cash Portfolio, the Prime Portfolio, the Treasury Plus Portfolio and the U.S. Government Portfolio each may borrow funds for temporary purposes by entering into reverse repurchase agreements. Pursuant to such agreements, each Portfolio would sell the securities to financial institutions such as banks and broker-dealers and agree to repurchase them at a mutually agreed-upon date and price. Each Portfolio will enter into reverse repurchase agreements to avoid otherwise selling securities during unfavorable market conditions to provide cash to satisfy redemption requests. At the time each Portfolio enters into a reverse repurchase agreement, it would place in a segregated custodial account, assets such as cash or liquid securities, consistent with each Portfolio's investment restrictions and having a value equal to the repurchase price (including accrued interest), and would subsequently monitor the account to ensure that such equivalent value was maintained. Reverse repurchase agreements involve the risk that the counterparty may default at a time when the market value of securities sold by each Portfolio have increased in value. Reverse repurchase agreements are considered by the SEC to be borrowings by the Portfolio under the 1940 Act.


Securities Lending. Each Portfolio may lend up to 33 1/3% of its portfolio of securities pursuant to agreements requiring that the loan be continuously secured by cash or equivalent collateral or by a letter of credit or bank guarantee in favor of the Portfolio at least equal at all times to 100% of the market value plus accrued interest on the securities lent. The Portfolio will continue to receive interest on the securities lent while simultaneously seeking to earn interest on the investment of cash collateral. Collateral is marked to market daily. Loans are subject to termination by the Portfolio or the borrower at any time and are, therefore, not considered to be illiquid investments.

Short-Term Trading. Although each Portfolio usually intends to hold securities purchased until maturity, at which time they will be redeemable at their full principal value plus accrued interest, they may, at times, engage in short-term trading to attempt to take advantage of yield variations in the short-term market. Each Portfolio also may sell portfolio securities prior to maturity based on a revised evaluation of the creditworthiness of the issuer or to meet redemptions. In the event there are unusually heavy redemption requests due to changes in interest rates or otherwise, a Portfolio may have to sell a portion of its investment portfolio at a time when it may be disadvantageous to do so. However, each Portfolio believes that its ability to borrow funds to accommodate redemption requests may mitigate in part the necessity for such portfolio sales during these periods.


Time Deposits. The Cash Portfolio and the Prime Portfolio may invest in time deposits ("TDs"), which are non-negotiable receipts issued by a bank in exchange for the deposit of funds. Like a certificate of deposit, a TD earns a specified rate of interest over a definite period of time; however, it cannot be traded in the secondary market.

U.S. Government Securities. The Cash Portfolio, the Prime Portfolio, the Treasury Plus Portfolio and the U.S. Government Portfolio each may invest in U.S. Government Securities. Not all U.S. Government Securities are backed by the full faith and credit of the United States. For example, securities issued by the Federal Farm Credit Bank or by the Federal National Mortgage Association are supported by the agency's right to borrow money from the U.S. Treasury under certain circumstances. Securities issued by the Federal Home Loan Bank are supported only by the credit of the agency. There is no guarantee that the U.S. Government will support these types of securities, and therefore they involve more risk than "full faith and credit" Government Securities. The Treasury Portfolio will primarily invest in "full faith and credit" U.S. Government Securities.

When-Issued and Delayed Delivery Transactions. Each Portfolio may invest in when-issued and delayed delivery securities, which are securities purchased for delivery beyond the normal settlement date at a stated price and yield, thereby involving the risk that the yield obtained will be less than that available in the market at delivery. Although the purchase of securities on a when-issued basis is not considered leveraging, it has the effect of leveraging. When such a security is purchased, the Custodian will set aside cash or liquid securities to satisfy the purchase commitment unless the relevant Portfolio has entered into an offsetting agreement to sell the securities. These segregated securities will be valued at market and additional cash or securities will be segregated if necessary so that the market value of the account will continue to satisfy the purchase commitment. A Portfolio generally will not pay for such securities or earn interest on them until received. Commitments to purchase when-issued securities will not, under normal market conditions, exceed 25% of the Portfolio's total assets, and a commitment will not exceed 90 days. A Portfolio will only purchase when-issued securities for the purpose of acquiring portfolio securities and not for speculative purposes. However, a Portfolio may sell these securities or dispose of the commitment before the settlement date if it is deemed advisable as a matter of investment strategy. The market value of when-issued or delayed delivery securities when they are delivered may be less than the amount the Portfolios paid for them.

Portfolio Policies

The Portfolios have adopted the following fundamental policies. Each of the Portfolio's fundamental policies cannot be changed unless the change is approved by a "vote of the outstanding voting securities" of a Portfolio, as the case may be, which phrase as used herein means the lesser of (i) 67% or more of the voting securities of a Portfolio present at a meeting, if the holders of more than 50% of the outstanding voting securities of a Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of a Portfolio.

As a matter of fundamental policy, the Portfolios may not:

         (1) purchase any securities that would cause more than 25% of the total assets of the Portfolio at the time of such purchase to be invested in securities of one or more issuers conducting their principal business activities in the same industry, provided that there is no limitation with respect to U.S. Government Securities or for the Cash Portfolio, the Treasury Plus Portfolio and the U.S. Government Portfolio bank obligations or repurchase agreements collateralized by any of such obligations as applicable; and for the Municipal Portfolio there is no investment limitation with respect to (i) U.S. Government Securities or its agencies and instrumentalities or in repurchase agreements involving such securities; (ii) obligations issued by domestic branches of U.S. banks or U.S. branches of foreign banks subject to the same regulations as U.S. banks; or (iii) tax-exempt securities issued by government or political subdivisions of governments;

         (2) borrow money, except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions, provided that borrowing does not exceed an amount equal to 33 1/3% of the current value of the Portfolio's assets taken at market value, less liabilities, other than borrowings;

         (3) purchase securities on margin (except for delayed delivery or when-issued transactions or such short-term credits as are necessary for the clearance of transactions);

         (4) make loans to any person or firm; provided, however, that the making of a loan shall not include entering into repurchase agreements, and provided further that a Portfolio may lend its portfolio securities to broker-dealers or other institutional investors if the aggregate value of all securities loaned does not exceed 33 1/3% of the value of a Portfolio's total assets;

         (5) engage in the business of underwriting the securities issued by others, except that a Portfolio will not be deemed to be engaging in the business of underwriting with respect to the purchase or sale of securities subject to legal or contractual restrictions on disposition;

         (6) issue senior securities, except as permitted by its investment objective, policies and restrictions, and except as permitted by the 1940 Act;

         (7) purchase or sell real estate, commodities, or commodity contracts unless acquired as a result of ownership of securities, and provided further that a Portfolio may invest in securities backed by real estate and in financial futures contracts and options thereon; and

         8) the Municipal Portfolio will, under normal circumstances, invest at least 80% of its net assets in securities that pay income exempt from Federal income tax.

If any percentage restriction described above for the relevant Portfolio, is adhered to at the time of investment, a subsequent increase or decrease in the percentage resulting from a change in the net assets of the Portfolios will not constitute a violation of the restriction. The above restrictions also apply to each feeder fund of a Portfolio, with the exception that a feeder fund may invest all of its investable assets without limitation in its respective Portfolio.

As a non-fundamental policy the Treasury Portfolio will, under normal circumstances, invest at least 80% of its net assets in obligations of the U.S. Treasury (U.S. Treasury bills, notes and bonds) and other mutual funds that invest exclusively in such instruments, subject to regulatory limitations. As a non-fundamental policy the Treasury Plus Portfolio will, under normal circumstances, invest at least 80% of its net assets in direct obligations of the U.S. Treasury (U.S. Treasury bills, notes and bonds) and repurchase agreements collateralized by these instruments. As a non-fundamental policy the U.S. Government Portfolio will, under normal circumstances, invest at least 80% of its net assets in securities issued or guaranteed as to principal and interest by the U.S. Government or its agencies or instrumentalities and repurchase agreements collateralized by these instruments. These investment policies are not fundamental and should the Portfolio's Board decide to change these policies, shareholders will be provided at least 60 days notice.

ITEM 13. MANAGEMENT OF THE TRUST

Board of Trustees

Overall responsibility for management and supervision of the Trust rests with the Board of Trustees. The Trustees approve all significant agreements between the Trust and the persons and companies that furnish services to the Trust, including agreements with its custodian, transfer agent, investment adviser, sub-adviser and administrator. The SAI contains background information regarding each of the Trustees and executive officers of the Trust.

Trustees and Officers. The names, dates of birth and principal occupation(s) during the last five years of the Trustees and officers of the Trust are listed below. The business address of the Trustees and officers of the Trust is 200 Clarendon Street, Boston, Massachusetts 02116.

Trustees and Officers of the Trust


----------------------------------------------------------------------------------------------------------------------
                                                                                                     Number of
                                                                                                     Portfolios in
                            Positions   Term of Office and                                           Fund Complex
                            Held with   Length of Time       Principal Occupation(s) During Past 5   Overseen by
Name, Address and Age       the Trust   Served(1)            Years                                   Trustee/Officer(2)
----------------------------------------------------------------------------------------------------------------------
Independent Trustees

----------------------------------------------------------------------------------------------------------------------
Francis J. Gaul, Jr.       Trustee     Since 1996           Private Investor July 1997 - present,
200 Clarendon Street,                                       Vice President and Principal, Triad
Boston, Massachusetts                                       Investment Management Company                  11
02116                                                       (Registered Investment Adviser) July
Age:  59                                                    1996 - May 1997.

----------------------------------------------------------------------------------------------------------------------
Edward F. Hines, Jr.       Trustee     Since 1996           Partner 2001 - present, Hines &
200 Clarendon Street,                                       Corley, Partner 1977 - 2001, Choate,
Boston, Massachusetts                                       Hall & Stewart. Mr. Hines also serves          11
02116                                                       as a profession trustee for several
Age:  57                                                    trusts. In his capacity as trustee of
                                                            certain of these trusts, Mr. Hines
                                                            has retained the services of
                                                            Investors Bank & Trust Company to
                                                            provide custody services with
                                                            respect to approximately $800
                                                            million in assets.

----------------------------------------------------------------------------------------------------------------------
Thomas E. Sinton           Trustee     Since 1996           Retired, Managing Director, Corporate
200 Clarendon Street,                                       Accounting Policy, April 1993 -
Boston, Massachusetts                                       October 1996 and Consultant, January           11
02116                                                       1993 - March 1996, Bankers Trust
Age:  70                                                    Company.
----------------------------------------------------------------------------------------------------------------------


----------
(1) Trustees and officers serve for an indefinite term or until the date such trustee or officer resigns or retires or is removed by the board of trustees or shareholders.

(2) Fund Complex consists of the Merrimac Master Portfolio, the Merrimac Series, and the Merrimac Funds, comprising eleven series as of December 31, 2002.

----------------------------------------------------------------------------------------------------------------------
Interested Trustee and
Officers(3)
----------------------------------------------------------------------------------------------------------------------
Kevin J. Sheehan           Trustee     Since 1996           Chairman, Chief Executive Officer and
200 Clarendon Street,                                       President of Investors Financial
Boston, Massachusetts                                       Services Corp. and Investors Bank &            11
02116                                                       Trust Company, June 1995 to August
Age:  51                                                    2001; Chairman and Chief Executive
                                                            Officer of Investors Financial
                                                            Services Corp. and Investors Bank &
                                                            Trust Company, August 2001 to present.

----------------------------------------------------------------------------------------------------------------------
Paul J. Jasinski           President   Since 1999           Managing Director, Investors Bank &
200 Clarendon Street,      and Chief                        Trust Company, 1990 - present;
Boston, Massachusetts      Executive                        Director November 1996 - present,              11
02116                      Officer                          Investors Bank & Trust - Advisory
Age:  55                                                    Division.

----------------------------------------------------------------------------------------------------------------------
John F. Pyne               Vice        Treasurer and        Manager, Investors Bank & Trust
200 Clarendon Street,      President,  Chief Financial      Company 2000 - present.  Assistant
Boston, Massachusetts      Treasurer   Officer since        Treasurer, State Street Bank 1992 -            11
02116                      and Chief   2002, Vice           2000.
Age:  34                   Financial   President since
                           Officer     2000

----------------------------------------------------------------------------------------------------------------------
Paul J. Jasinski           President   President and        Managing Director, Investors Bank &
200 Clarendon Street,      and Chief   Chief Executive      Trust Company, 1990 - present;
Boston, Massachusetts      Executive   Officer since 1999,  Director November 1996 - present,              11
02116                      Officer     Treasurer and        Investors Bank & Trust - Advisory
Age:  55                               Chief Financial      Division.
                                       Officer 1996-2002
----------------------------------------------------------------------------------------------------------------------
John F. Pyne               Vice        Treasurer and        Manager, Investors Bank & Trust
200 Clarendon Street,      President,  Chief Financial      Company 2000 - present.  Assistant
Boston, Massachusetts      Treasurer   Officer since        Treasurer, State Street Bank 1992 -            11
02116                      and Chief   2002, Vice           2000.
Age:  34                   Financial   President since
                           Officer     2000, Assistant
                                       Treasurer 2000-2002
----------------------------------------------------------------------------------------------------------------------
Susan C. Mosher            Secretary   Since 1997           Senior Director 2001-present,
200 Clarendon Street,                                       Director 1995-2000, Mutual Fund
Boston, Massachusetts                                       Administration - Legal                         11
02116                                                       Administration, Investors Bank &
Age:  47                                                    Trust Company.

----------------------------------------------------------------------------------------------------------------------
Sandra I. Madden           Assistant   Since 1999           Senior Associate Counsel, Mutual Fund
200 Clarendon Street,      Secretary                        Administration - Legal
Boston, Massachusetts                                       Administration, Investors Bank &               11
02116                                                       Trust Company, 1999 - present;
Age:  36                                                    Associate, Scudder Kemper
                                                            Investments, Inc.,  1996-1999.
----------------------------------------------------------------------------------------------------------------------


----------
(3) The Trustee and officers listed below are "interested persons" of the Merrimac Master Portfolio as defined in the Investment Company Act of 1940, as amended, due to his or her employment with Investors Bank & Trust Company, parent company of Investment Bank & Trust Company - Advisory Division, the investment adviser for the Merrimac Master Portfolio.

Share Ownership in the Fund as of December 31, 2002


------------------------------------------------------------------------------------------------------------------
                                                                             Aggregate Dollar Range of Equity
                                 Dollar Range of Equity Securities in the    Securities in the Trust and the
Name of Director                 Trust                                       Fund Complex
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Disinterested Trustees

------------------------------------------------------------------------------------------------------------------
Francis J. Gaul, Jr.             None                                        $1 - $10,000
------------------------------------------------------------------------------------------------------------------
Edward F. Hines, Jr.             None                                        Over $100,000*
------------------------------------------------------------------------------------------------------------------
Thomas E. Sinton                 None                                        Not Applicable
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Interested Trustees

------------------------------------------------------------------------------------------------------------------
Kevin Sheehan                    None                                        Not Applicable
------------------------------------------------------------------------------------------------------------------

* Mr. Hines has indirect beneficial ownership of shares in the Merrimac Series through a partnership and as trustee of the trusts.


Committees of the Board of Trustees


The Board of Trustees has an Audit Committee, which is comprised of all of the Trustees who are not "interested persons" of the Trust as defined in the Investment Company Act of 1940, as amended (the "Independent Trustees"). Currently, Messrs. Francis J. Gaul, Jr., Edward F. Hines, Jr. and Thomas E. Sinton comprise the Audit Committee. Mr. Sinton is the chairman of the Audit Committee. The Audit Committee, pursuant to an Audit Committee Charter adopted by the Board, oversees the Trust's financial reporting, including the Trust's financial statements, review and assess the performance of the independent auditors, review of the Trust's internal controls and internal controls of certain service providers; oversees the quality and objectivity of the Trust's financial statements and the independent audit thereof; ascertains the independence of the Trust's independent auditors; and acts as liaison between the Trust's independent auditors and the full Board of Trustees. The Audit Committee met once during the fiscal year ended December 31, 2002. In addition, the Independent Trustees met separately with their independent counsel to discuss and review the annual contract renewals for the Trusts. The full Board met four times during the fiscal year ended December 31, 2002. Each Director attended all of the Board and Committee meetings of which he is a member.

Compensation of the Trustees and Officers. The Trust does not compensate the Trustees or officers of the Trust, who are affiliated with Investors Bank & Trust Company - Advisory. None of the Trustees or officers of the Trust have engaged in any financial transactions with the Trust during the fiscal year ended December 31, 2002.

The Trustees of the Trust are paid an annual retainer of $10,000, payable in equal quarterly installments, and a $2,500 meeting fee for each quarterly meeting attended. The following table reflects the compensation paid by the Trust and the Fund Complex, to each Trustee for the fiscal year ended December 31, 2002.

                           Aggregate         Pension or Retirement    Total Compensation
                          Compensation        Benefits Accrued as    From Trust and Fund
Name of Trustee          From the Trust     Part of Fund's Expenses       Complex *
---------------          --------------     -----------------------       ---------
Kevin J. Sheehan               $0                      $0                     $0

Francis J. Gaul, Jr.        $20,001                    $0                  $28,000

Edward F. Hines, Jr.        $20,001                    $0                  $28,000

Thomas E. Sinton            $20,001                    $0                  $28,000

* Fund Complex consists of the Trust, the Merrimac Funds, and the Merrimac Series, comprising eleven series as of December 31, 2002.



ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES


Control is defined by the 1940 Act as the beneficial ownership, either directly or through one or more controlled companies, of more than 25 percent of the voting securities of the company. A control person may be able to take actions regarding their corresponding Portfolio without the consent or approval of other interest holders. Principal Holders is defined by the 1940 Act as the percentage of ownership of each person who owns of record or is known by a Portfolio to own beneficially 5% or more of the Portfolio's outstanding securities.

As of April 11, 2003, the Merrimac Cash Fund (the "Cash Fund") beneficially owned approximately 18.81% of the outstanding interests of the Cash Portfolio and the Merrimac Cash Series, a series of Merrimac Series, beneficially owned approximately 77.09% of the outstanding interests of the Cash Portfolio.

As of April 11, 2003, the Merrimac Treasury Series, a series of Merrimac Series, beneficially owned 100% of the value of the outstanding shares of the Treasury Portfolio.

As of April 11, 2003, the Merrimac U.S. Dollar Treasury Plus Fund beneficially owned approximately 54.85% of the outstanding interests of the Treasury Plus Portfolio and the Merrimac Treasury Plus Series, a series of Merrimac Series, beneficially owned 45.15% of the value of the outstanding shares of the Treasury Plus Portfolio.

As of April 11, 2003, the Merrimac U.S. Government Series, a series of Merrimac Series, beneficially owned 100% of the value of the outstanding shares of the U.S. Government Portfolio.

As of April 11, 2003, the Merrimac Municipal Series, a series of Merrimac Series, beneficially owned 100% of the value of the outstanding shares of the Municipal Portfolio.

As of April 11, 2003, Trustees and officers of the Trust owned in the aggregate less than 1% of any of the Portfolios.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES

Investment Adviser and Subadvisers


Each Portfolio retains Investors Bank & Trust Company - Advisory Division (the "Adviser") as their investment adviser. The Investment Adviser Agreements (the "Adviser Agreements") between the Adviser and each Portfolio provides that the Adviser will manage the operations of each Portfolio, subject to the policies established by the Board of Trustees of the Trust. The Adviser also provides office space, facilities, equipment and personnel necessary to supervise each Portfolio's operations and pays the compensation of each such Portfolio's officers, employees and directors who are affiliated with the Adviser. Each Portfolio pays the Adviser a unitary fee for services as Investment Adviser, Administrator, Custodian, Fund Accountant and Transfer Agent. For a description of the rate of compensation that each Portfolio pays Investors Bank under the Adviser Agreements, see "Administrator, Transfer Agent and Fund Accountant" below.


Each Portfolio pays Investors Bank a fee for its services. The fee paid to the Adviser by the each of the Portfolios for the fiscal years ending December 31 are as follows:


--------------------------------------------------------------------------------
            Portfolio            2000            2001           2002
--------------------------------------------------------------------------------
Cash Portfolio                $1,910,240      $5,328,983     $9,626,398
--------------------------------------------------------------------------------
Treasury Portfolio               447,505        874,532        753,404
--------------------------------------------------------------------------------
Treasury Plus Portfolio          412,284        445,834        513,744
--------------------------------------------------------------------------------
U.S. Government Portfolio        240,037        735,364        836,235
--------------------------------------------------------------------------------
Municipal Portfolio              N/A           181,466*        229,454
--------------------------------------------------------------------------------
Prime Portfolio**                N/A              N/A            N/A
--------------------------------------------------------------------------------

*    For the period April 19, 2001 (commencement of operations) to December 31,
     2001.
** The Prime Portfolio had not yet commenced operations as of December 31, 2002.


Pursuant to Investment Sub-Adviser Agreements, the Adviser has retained sub-advisers for each respective Portfolio. Each Sub-Adviser is compensated as shown below by the Adviser at no additional cost to the Portfolios. Subject to the supervision of the Adviser and of the Trust's Board of Trustees, the sub-advisers furnish to each Portfolio investment research, advice and supervision and determine what securities will be purchased, held or sold by the Portfolios.


For its services, Opus Investment Management, Inc. ("OIM"), formerly Allmerica Asset Management, Inc., will receive an annual fee, computed and paid monthly, based on the average net assets ("ANA") of the Cash Portfolio, the Prime Portfolio and the U.S. Government Portfolio according to the following schedule:


          ASSETS                                        RATE
          ------                                        ----

          First $500 Million.........................   0.09%
          Next $500 Million..........................   0.07%
          Over $1 Billion............................   0.06%

For its services M&I Investment Management Corp. ("M&I") will receive an annual fee, computed and paid monthly at an annual rate of 0.08% of the average daily net assets for the Treasury Portfolio and the Treasury Plus Portfolio.

For its services ABN AMRO Asset Management (USA) LLC ("ABN AMRO") will receive an annual fee, computed and paid monthly, based on the ANA of the Merrimac Municipal Portfolio according to the following schedule:

          ASSETS                                          RATE
          ------                                          ----

          First $75 Million ............................. 0.12%
          Next $75 Million............................... 0.10%
          Over $150 Million.............................. 0.08%

Payments to the sub-advisers for each Portfolio by the Adviser during the past three fiscal years were as follows:


------------------------------------------------------------------------------------------------------------------
                                                             2000               2001                 2002
------------------------------------------------------------------------------------------------------------------
OIM
------------------------------------------------------------------------------------------------------------------
Cash Portfolio                                             $863,954          $2,176,996           $3,597,849
------------------------------------------------------------------------------------------------------------------
U.S. Government Portfolio                                   127,113            384,699              439,955
------------------------------------------------------------------------------------------------------------------
Prime Portfolio*                                              --                 --                   --
------------------------------------------------------------------------------------------------------------------
M&I
------------------------------------------------------------------------------------------------------------------
Treasury Portfolio                                          208,168            412,961              354,569
------------------------------------------------------------------------------------------------------------------
Treasury Plus Portfolio                                     196,537            209,836              241,771
------------------------------------------------------------------------------------------------------------------
ABN AMRO
------------------------------------------------------------------------------------------------------------------
Municipal Portfolio                         --                --               116,602*             149,915
------------------------------------------------------------------------------------------------------------------



*     The Prime Portfolio had not yet commenced operations as of December 31,
      2002.
**    The Municipal Portfolio commenced operations on April 19, 2001.


The Portfolios bear the expenses of their operations other than those incurred by the Sub-advisers. Among the other expenses, the Portfolios pay share pricing and shareholder servicing fees and expenses; custodian fees and expenses; legal and auditing fees and expenses; expenses of shareholder reports; registration and reporting fees and expenses; and the Trust's Trustee fees and expenses.


The Adviser acts as a "manager of managers" for the Portfolios, and supervises adherence by the Sub-advisers of each Fund's investment policies and guidelines. The Adviser also recommends the appointment of additional or replacement Sub-advisers to the Portfolios Trust's Board of Trustees. The Adviser, the Portfolios and the Funds have jointly received exemptive relief from the SEC to permit the Adviser and the Portfolios to add or terminate Sub-advisers without shareholder approval.


The Board of Trustees, including a majority of the Trustees who are not "interested persons" of the Trust as that term is defined in the 1940 Act, have approved the Adviser Agreements and Sub-Adviser Agreements. In considering the agreements, the Trustees reviewed a variety of materials relating to each Portfolio, the Adviser and each Sub-adviser, including information about the fee expenses and performance of each Portfolio relative to other similar mutual funds. The Trustees reviewed information provided by each Sub-adviser relating to its operations, personnel, investment philosophy and investment strategies and techniques, as well as the performance of each Sub-adviser in managing its respective Portfolio. The Trustees also reviewed the compliance capabilities of the Adviser and each Sub-adviser.

In approving each of the Sub-Adviser Agreements, the Trustees considered, among other things: (i) the nature and quality of services rendered by each Sub-adviser; (ii) the short-term and long-term performance of the Sub-adviser relative to other advisers that manage similar investment portfolios; and (iii) the compensation paid by the Adviser to the Sub-adviser.

With respect to the Adviser, the Trustees considered, among other things, the financial condition and profitability of the Adviser in providing a variety of services to the feeder funds and Portfolios and the compensation paid to the Adviser for such services.

After considering these and other factors, the Trustees concluded that approval of the Adviser Agreements and Sub-Adviser Agreements would be in the interests of each feeder fund and Portfolios and their respective shareholders.

Administrator, Transfer Agent, Custodian and Fund Accountant


Investors Bank & Trust Company ("Investors Bank"), serves as Administrator, Transfer Agent and Custodian to the Portfolios. The services provided by Investors Bank as administrator include certain accounting, clerical and bookkeeping services, corporate secretarial services and assistance in the preparation of reports to shareholders. As transfer agent, Investors Bank is responsible for maintaining records of holders in interest and for the payment of distributions for each Portfolio. As custodian, Investors Bank holds cash, securities and other assets of the Portfolios as required by the 1940 Act.

IBT Fund Services (Canada) Inc., ("IBT Canada") a subsidiary of Investors Bank, serves as fund accounting agent for the Portfolios. As fund accounting agent, IBT Canada performs certain accounting, clerical and bookkeeping services, and the daily calculation of net asset value for each Portfolio.


Independent Auditors


For the fiscal year ended December 31, 2002, Ernst & Young LLP ("E&Y") served as independent auditors to the Trust. E&Y is responsible for performing annual audits of the financial statements and financial highlights in accordance with generally accepted accounting standards, and preparation of the Federal tax returns. Additionally, pursuant to Rule 17f-2 of the 1940 Act, three security counts are performed for the Trust. The mailing address for E&Y is 200 Clarendon Street, Boston, Massachusetts 02116.


Counsel

Goodwin Procter LLP serves as counsel to the Trust.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES

Purchases and sales of securities for the Portfolios usually are principal transactions. Securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. There usually are no brokerage commissions paid for such purchases. Each Portfolio does not anticipate paying brokerage commissions. Any transaction for which the Portfolios pay a brokerage commission will be effected at the best price and execution available. Purchases from underwriters of securities include a commission or concession paid by the issuer to the underwriter and purchases from dealers serving as market makers include the spread between the bid and asked price.

Allocations of transactions, including their frequency, to various dealers is determined by the respective Sub-Advisers in their best judgment and in a manner deemed to be in the best interest of the other investors in each Portfolio rather than by any formula. The primary consideration is prompt execution of orders in an effective manner at the most favorable price.

Investment decisions for the Portfolios will be made independently from those for any other account or investment company that is or may in the future become managed by the Sub-Advisers. If, however, each Portfolio and other accounts managed by its Sub-Adviser are contemporaneously engaged in the purchase or sale of the same security, the transactions may be averaged as to price and allocated equitably to each account. In some cases, this policy might adversely affect the price paid or received by each Portfolio or the size of the position obtainable for each Portfolio. In addition, when purchases or sales of the same security for each Portfolio and for other accounts managed by their Sub-Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES

Under the Declaration of Trust, interests in each Portfolio have no preemptive or conversion rights, and are fully paid and non-assessable, except as set forth in the Prospectus. The Trust normally will not hold meetings of holders of such interests except as required under the 1940 Act. The Trust would be required to hold a meeting of holders in the event that at any time less than a majority of its Trustees holding office had been elected by holders. The Trustees of the Trust continue to hold office until their successors are elected and have qualified. Holders holding a specified percentage of interests in a Portfolio may call a meeting of holders in such Portfolio for the purpose of removing any Trustee. A Trustee of the Trust may be removed upon a majority vote of the interests held by holders in the Trust qualified to vote in the election. The 1940 Act requires the Trust to assist its holders in calling such a meeting. Upon liquidation of a Portfolio, holders in a Portfolio would be entitled to share pro rata in the net assets of the Portfolio available for distribution to holders. Each holder in a Portfolio is entitled to a vote in proportion to its percentage interest in such Portfolio.

ITEM 18. PURCHASE, REDEMPTION AND VALUATION OF SHARES

Manner in Which Shares are Offered

An investment in a Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received by the Portfolio. The net asset value of a Portfolio is determined on each Business Day. Securities are valued at amortized cost, which the Trustees of the Portfolios have determined in good faith constitutes fair value for the purposes of complying with the 1940 Act. This valuation method will continue to be used until such time as the Trustees of the Portfolios determine that it does not constitute fair value for such purposes.

Valuation of Shares

The investment securities in each Portfolio are valued based upon the amortized cost method which involves valuing a security at its cost and thereafter assuming a constant amortization to maturity of any discount or premium. Although the amortized cost method provides consistency in valuation, it may result in periods during which the stated value of a security is higher or lower than the price that each Portfolio would receive if the security were sold.

ITEM 19. TAXATION OF THE TRUST

Each Portfolio is treated as a partnership for federal income tax purposes. As such, a Portfolio is not subject to federal income taxation. Each Portfolio will allocate at least annually among its investors, each investor's distributive share of the Portfolio's net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit.

If a Portfolio invests in zero coupon securities, certain increasing rate or deferred interest securities or, in general, other securities with an original issue discount (or with market discount if an election is in effect to include market discount in income currently), the Portfolio must accrue income on such investments prior to the receipt of the corresponding cash payments.

ITEM 21. CALCULATION OF PERFORMANCE DATA

Not applicable.

ITEM 22. FINANCIAL STATEMENTS


The Portfolios' financial statements contained in the 2002 Annual Report of the Trust have been audited by E&Y, independent auditors, and are incorporated by reference into this SAI. Copies of the Trust's 2002 Annual Report may be obtained by calling 1-888-637-7622.

                                    Appendix

Description of Commercial Paper Ratings


The following descriptions of short-term debt ratings have been published by Standard & Poor's Ratings Service ("Standard & Poor's"), Moody's Investors Service ("Moody's"), Fitch's IBCA Investors Service ("Fitch") and Dominion Bond Rating Service ("DBRS"), respectively. These obligations have an original maturity not exceeding thirteen months, unless explicitly noted.


A -- Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market. Commercial paper issues rated A-1 by Standard & Poor's reflect a very strong degree of safety of timely payment. Commercial paper issues rated A-2 reflect a strong degree of safety of timely payment but not as strong as for issues designated A-1.

Commercial paper issues rated Prime-1 by Moody's are judged by Moody's to be of the "highest" quality on the basis of relative repayment capacity with a superior ability for repayment of senior short-term debt obligations. Commercial paper issues rated Prime-2 are judged by Moody's to be of the "second highest" quality with a strong ability for repayment of senior short-term debt obligations.

The rating Fitch-1 (Highest Grade) is the highest commercial rating assigned by Fitch. Paper rated Fitch-1 is regarded as having the strongest degree of assurance for timely payment. Commercial paper issues rated Fitch-2 are regarded as having only a slightly less assurance of timely payment than those issues rated Fitch-1.


Commercial paper rated R-1 (high) is considered by DBRS to be of the highest credit quality, and indicates an entity which possesses unquestioned ability to repay current liabilities as they fall due. Paper rated R-1 (middle) is of superior credit quality and, in most cases, are also considered strong credits which typically exemplify above average strength in key areas of consideration for debt protection.


Description of Long-Term Debt Ratings

The following is a description of Moody's debt instrument ratings:

Aaa -- Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged". Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa -- Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the Aaa securities.

Moody's applies numerical modifiers 1, 2 and 3 in each generic rating classification. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a midrange ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

The following is a description of Standard & Poor's debt instrument ratings:

Standard & Poor's ratings are based, in varying degrees, on the following considerations: (i) the likelihood of default -- capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligations; (ii) the nature of and provisions of the obligation; and (iii) the protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

AAA -- Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

AA -- Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in small degree.

Plus (+) or minus (-): The ratings may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.


The following is a description of DBRS's debt instrument ratings:

DBRS long term debt ratings are meant to give an indication of the risk that the borrower will not fulfill its full obligations in a timely manner with respect to both interest and principal commitments. DBRS ratings do not take factors such as pricing or market risk into consideration and are expected to be used by purchasers as one part of their investment process. Every DBRS rating is based on quantitative and qualitative considerations that are relevant for the borrowing entity.

Bonds rated "AAA" by DBRS are considered to be of the highest credit quality, with exceptionally strong protection for the timely repayment of principal and interest.

Bonds rated "AA" by DBRS are considered to be of superior credit quality, and protection of interest and principal is considered high. In many cases, they differ from bonds rated AAA only to a small degree.

                                     PART C

Item 23.  Exhibits

   Exhibit No.   Description
   -----------   -----------

      (a1)       Declaration of Trust, effective as of October 30, 1996(1)

      (a2)       Amendment No. 1 to the Declaration of Trust (2)

      (a3)       Amendment No. 2 to the Declaration of Trust(3)

      (a4)       Amendment No. 3 to the Declaration of Trust(3)

      (a5)       Amendment No. 4 to the Declaration of Trust (5)

      (a6)       Amendment No. 5 to the Declaration of Trust filed herewith

      (b)        By-Laws(1)

      (c)        None

      (d1) Investment Adviser Agreement between the Registrant and Investors Bank & Trust Company ("Investors Bank")
                 (Cash Portfolio)(1)

      (d2) Investment Adviser Agreement between the Registrant and Investors Bank (Treasury Portfolio)(3)

      (d3) Investment Adviser Agreement between the Registrant and Investors Bank (Treasury Plus Portfolio)(3)

      (d4) Investment Adviser Agreement between the Registrant and Investors Bank (U.S. Government Portfolio)(4)

      (d5) Investment Adviser Agreement between the Registrant and Investors Bank (Merrimac Municipal Portfolio) (5)

      (d6) Form of Investment Adviser Agreement between the Registrant and Investors Bank (Merrimac Prime Portfolio) filed herewith

      (d7) Investment Sub-Adviser Agreement between Investors Bank and Opus Investment Management, Inc., formerly Allmerica Asset Management, Inc.(Cash Portfolio)(3)

      (d8) Form of Investment Sub-Adviser Agreement between Investors Bank and OIM (Prime Portfolio) filed herewith

      (d9) Investment Sub-Adviser Agreement between Investors Bank and M&I Investment Management Corp. ("M&I") (Treasury Portfolio)(3)

      (d10) Investment Sub-Adviser Agreement between Investors Bank and M&I ( Treasury Plus Portfolio)(3)

      (d11) Investment Sub-Adviser Agreement between Investors Bank and OIM (U.S. Government Portfolio)(4)

      (d12) Investment Sub-Adviser Agreement beween Investors Bank and ABN AMRO (Merrimac Municipal Portfolio) (5)

      (e)        *

      (f)        Not Applicable

      (g)        Custodian Agreement between Registrant and Investors Bank(1)

      (h1) Fund Accounting Agreement between Registrant and IBT Fund Services (Canada) Inc.(1)

      (h2) Administration Agreement between Registrant and IBT Trust & Custodial Services (Ireland) Limited (1)

      (h3) Form of Administration Agreement between Registrant and Investors Bank filed herewith

      (h4) Transfer Agency Agreement between Registrant and IBT Trust & Custodial Services (Ireland) Limited (1)

      (h5) Form of Transfer Agency Agreement between Registrant and Investors Bank filed herewith

      (i)        *

      (j)        *

      (k)        *

      (l)        None

      (m)        Not Applicable

      (o)        Not Applicable

(1) Incorporated by reference to the Registrant's Registration Statement on Form N-1A filed March 28, 1997 (Accession No. 0001029869-97-000386).

(2) Incorporated by reference to the Registrant's Registration Statement on Form N-1A filed April 21, 1998 (Accession No. 0001029869-98-000530).

(3) Incorporated by reference to the Registrant's Registration Statement on Form N-1A filed April 28, 1999 (Accession No. 0000897436-99-000105).

(4) Incorporated by reference to the Registrant's Registration Statement on Form N-1A filed April 28, 2000 (Accession No. 0000897436-00-000179).

(5) Incorporated by reference to the Registrant's Registration Statement on Form N-1A filed April 25, 2001 (Accession No. 0000897436-01-500098).

*Pursuant to General Instructions B2 of Form N-1A, a registration statement filed under only the Investment Company Act of 1940 shall consist of the facing sheet of the Form, responses to all items of Part A and B except Items 1, 2, 3, 5 and 9 of Part A thereof, responses to all items of Part C except Items 23(e) and (i)-(k) and the required signatures and all other documents that are required or which the Registrant may file as part of the registration statement.

Item 24. Persons Controlled by or Under Common Control with Registrant

Control is defined by the 1940 Act as the beneficial ownership, either directly or through one or more controlled companies, of more than 25 percent of the voting securities of the company. A control person may be able to take actions regarding their corresponding Portfolio without the consent or approval of other interest holders.

As of the close of business on April 11, 20023 the following entities were deemed control persons of the respective Portfolio:


As of April 11, 2003, the Merrimac Cash Fund (the "Cash Fund") beneficially owned approximately 18.81% of the outstanding interests of the Cash Portfolio and the Merrimac Cash Series, a series of Merrimac Series, beneficially owned approximately 77.09% of the outstanding interests of the Cash Portfolio.

As of April 11, 2003, the Merrimac Treasury Series, a series of Merrimac Series, beneficially owned 100% of the value of the outstanding shares of the Treasury Portfolio.

As of April 11, 2003, the Merrimac U.S. Dollar Treasury Plus Fund beneficially owned approximately 54.85% of the outstanding interests of the Treasury Plus Portfolio and the Merrimac Treasury Plus Series, a series of Merrimac Series, beneficially owned 45.15% of the value of the outstanding shares of the Treasury Plus Portfolio.

As of April 11, 2003, the Merrimac U.S. Government Series, a series of Merrimac Series, beneficially owned 100% of the value of the outstanding shares of the U.S. Government Portfolio.

As of April 11, 2003, the Merrimac Municipal Series, a series of Merrimac Series, beneficially owned 100% of the value of the outstanding shares of the Municipal Portfolio.

As of April 11, 2003, Trustees and officers of the Trust owned in the aggregate less than 1% of any of the Portfolios.

Item 25. Indemnification

Under Article V of the Registrant's Declaration of Trust, the Trust shall indemnify, to the fullest extent permitted by law (including the 1940 Act), each Trustee, officer or employee of the Trust (including any Person who serves at the Trust's request as a director, officer or trustee of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by such Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such Person may be involved or with which such Person may be threatened, while in office or thereafter, by reason of such Person being or having been such a Trustee, officer, employee, except with respect to any matter as to which such Person shall have been adjudicated to have acted with bad faith, willful misfeasance, gross negligence or reckless disregard of such Person's duties, such liabilities and expenses being liabilities only of the Portfolio Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for such payment of for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Person's office (i) by the court or other body approving the settlement or other disposition; or (ii) based upon a review of readily available facts (as opposed to a full trial-type inquiry), by written opinion from independent legal counsel approved by the Trustees; or (iii) by a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, based upon a review of readily available facts (as opposed to a full trial-type inquiry).

Item 26. Business and Other Connections of Investment Adviser

INVESTORS BANK & TRUST COMPANY - ADVISORY DIVISION, serves as the investment adviser to the Registrant. The list required by this Item 26 of officers and directors of the Investment Adviser, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV filed by the Investment Adviser pursuant to the Advisers Act (SEC File No. 801-60166).

OPUS INVESTMENT MANAGEMENT, INC., formerly Allmerica Asset Management, Inc., serves as the investment sub-adviser to the Registrant. The list required by this Item 26 of officers and directors of the Investment Sub-Adviser, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV filed by the Investment Sub-Adviser pursuant to the Advisers Act (SEC File No. 801-44189).

M&I INVESTMENT MANAGEMENT CORP. serves as the investment sub-adviser to the Registrant. The list required by this Item 26 of officers and directors of the Investment Sub-Adviser, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV filed by the Investment Sub-Adviser pursuant to the Advisers Act (SEC File No. 801-9118).

ABN AMRO ASSET MANAGEMENT (USA) LLC serves as the investment sub-adviser to the Registrant. The list required by this Item 26 of officers and directors of the Investment Sub-Adviser, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV filed by the Investment Sub-Adviser pursuant to the Advisers Act (SEC File No. 801-38371).

Item 27. Principal Underwriters

Not Applicable

Item 28. Location of Accounts and Records

The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

Investors Bank & Trust Company
200 Clarendon  Street
Boston, MA 02116
(Investment Adviser and Custodian)

Opus Investment Management, Inc.
(formerly Allmerica Asset Management, Inc.)
440 Lincoln Street
Worcester, MA  01653
(Investment Sub-Adviser)

M&I Investment Management Corp.
1000 North Water Street
Milwaukee, Wisconsin 53202
(Investment Sub-Adviser)

ABN AMRO
208 South LaSalle Street, 4th Floor
Chicago, IL 60604
(Investment Sub-Adviser)


IBT Fund Services (Canada) Inc.
1 First Canadian, King Street West
Suite 2800 P.O. Box 231
Toronto, CA  M5X1C8
(Transfer Agent and Fund Accountant)

Item 29. Management Services

Not Applicable

Item 30. Undertakings

Not Applicable.

                                   SIGNATURES


                                   SIGNATURES


Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 6 to the Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized in the City of Boston and the Commonwealth of Massachusetts as of the 29th day of April, 2003.

MERRIMAC MASTER PORTFOLIO

/s/Paul J. Jasinski
-------------------------
Paul J. Jasinski
President

                                  Exhibit Index

   Exhibit No.   Description

   (a6)          Amendment No. 5 to the Declaration of Trust

   (d6) Form of Investment Adviser Agreement between the Registrant and Investors Bank (Merrimac Prime Portfolio)

   (d8) Form of Investment Sub-Adviser Agreement between Investors Bank and Opus Investment Management, Inc. (Prime Portfolio)

   (h3)          Form of Administration Agreement between Registrant and
                 Investors Bank

   (h5)          Form of Transfer Agency Agreement between Registrant and
                 Investors Bank